Exhibit 10.6

SEVERANCE AGREEMENT AND RELEASE OF ALL CLAIMS

This Severance Agreement and Release of All Claims (“Release”) is entered into between Boundless Bio, Inc., including its officers, directors, employees, managers, agents, and representatives (“Company”), and Robert Doebele (“Employee”) pursuant to the Boundless Bio, Inc. Severance and Change in Control Plan (the “Plan”).

WHEREAS, on June 22, 2026, the Company entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Serapha Bio, Inc., a Delaware corporation (“Serapha Bio”), and Boulder Merger Sub Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, Merger Sub will be merged with and into Serapha Bio, with Serapha Bio surviving as a wholly owned subsidiary of the Company (the “Merger”);

WHEREAS, Employee is a “Covered Employee” under the Plan;

WHEREAS, Employee’s employment with the Company terminated effective July 1, 2026 (the “Termination Date”);

WHEREAS, the parties agree that Employee is entitled to certain severance benefits under the Plan, subject to the effectiveness of this Release; and

WHEREAS, the Company and Employee now wish to fully and finally resolve all matters between them.

NOW, THEREFORE, in consideration of, and subject to, the severance benefits payable to Employee pursuant to the Plan as a Tier 2 Covered Employee, the adequacy of which is hereby acknowledged by Employee, and which Employee acknowledges that Employee would not otherwise be entitled to receive, Employee and the Company hereby agree as follows:

1. Severance. In exchange for Employee’s agreement to be bound by the terms of this Release and continued compliance with the terms hereof and of the Plan, including, but not limited to, the release of claims in Section 2, and subject to the occurrence of the effectiveness of this Release prior to the deadline provided in Section 2(f), Employee shall be entitled to receive the following severance benefits, which shall be the exclusive severance benefits to which Employee is entitled under the Plan or otherwise as a result of the occurrence of the Termination Date:

(a) Cash Severance Payment. The Company agrees to pay Employee a severance payment in the gross amount of $390,000 (the “Cash Severance”), which amount represents nine (9) months’ pay, subject to applicable taxes and withholdings. The Cash Severance will be paid in a lump sum payment via direct deposit on the first regularly-scheduled payday following the date this Release becomes effective (but in no event more than seventy-five (75) days following the Termination Date). In addition, subject to and conditioned upon the occurrence of the Merger, the Company agrees to pay Employee an additional severance payment in the gross amount of $338,000 (the “CIC True-Up Severance”), which amount represents (i) the sum of (A) twelve (12) months’ pay, plus (B) 1.0 times Employee’s Target Bonus (as defined in the Plan), less (ii) the Cash Severance, subject to applicable taxes and withholdings. The CIC True-Up

Severance will be paid in a lump sum via direct deposit on date of the closing of the Merger (but in all events prior to March 15, 2027, if such amounts become payable).

(b) COBRA Premium Payments. The Company also agrees that, subject to the terms and conditions of the applicable Company plans, if Employee and any spouse and/or dependents of Employee has coverage on the Termination Date under any group health plan sponsored by the Company and timely and properly elects to receive continued group health plan coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company will pay the total applicable premium cost for such COBRA coverage (other than for coverage under a health flexible spending account) for a period of up to nine (9) months (the “COBRA Period”) or until Employee becomes eligible for group insurance benefits from another employer, whichever occurs first. In addition, subject to and conditioned upon the occurrence of the Merger, the Company agrees that the COBRA Period will be increased to twelve (12) months. Notwithstanding the foregoing, in the event that the Company cannot continue provide the foregoing benefits for any reason, including the Company’s discontinuation of the Company’s group health plans (such date, the “COBRA Cessation Date”), the Company shall pay to Employee a taxable lump sum amount equal to (i) the aggregate COBRA premiums for the remaining portion of the COBRA Period following the COBRA Cessation Date (the “COBRA Severance Payment”), plus (ii) a tax gross-up (the “COBRA Gross-Up) for any federal and state income and employment taxes Employee is required to pay resulting from the COBRA Severance Payment and from the COBRA Gross-Up, payable within thirty (30) days following the COBRA Cessation Date. Employee agrees that any time before or during the period Employee is receiving COBRA premium payments pursuant to this paragraph, Employee will inform the Company promptly in writing if Employee becomes eligible to receive group health coverage from another employer.

For the avoidance of doubt, if the Merger Agreement is terminated for any reason prior to the consummation of the Merger, Employee will not be entitled to the additional payments or benefits under Sections 1(a) and 1(b) that are subject to, and conditioned upon, the closing of the Merger.

2. General Release of Claims by Employee.

(a) Employee, on behalf of himself or herself and his or her executors, heirs, administrators, representatives and assigns, hereby agrees to release and forever discharge the Company and all predecessors, successors and their respective parent corporations, affiliates, related, and/or subsidiary entities, and all of their past and present investors, directors, shareholders, officers, general or limited partners, employees, attorneys, agents and representatives, and the employee benefit plans in which Employee is or has been a participant by virtue of his or her employment with or service to the Company (collectively, the “Company Releasees”), from any and all claims, debts, demands, accounts, judgments, rights, causes of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever (including attorneys’ fees and costs), whether in law or equity, known or unknown, asserted or unasserted, suspected or unsuspected (collectively, “Claims”), which Employee has or may have had against such entities based on any events or circumstances arising or occurring on or prior to the date hereof, arising directly or indirectly out of, relating to, or in any other way involving in any manner whatsoever Employee’s employment by or service to the Company or the termination thereof, including any and all claims arising under federal, state, or local laws relating to employment, including without limitation claims of wrongful discharge, breach of express or implied contract, fraud, misrepresentation, defamation, or liability in tort, and claims of any kind that may be brought in any court or administrative agency including, without limitation, claims under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Section 2000, et seq.; the Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Civil Rights Act of 1866, and the Civil Rights Act of 1991; 42 U.S.C. Section 1981, et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. Section 621, et seq. (the “ADEA”); the Equal Pay Act, as amended, 29 U.S.C. Section 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; and the California Fair Employment and Housing Act, California Government Code Section 12940, et seq.

Notwithstanding the generality of the foregoing, Employee does not release the following claims:

(i) Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii) Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii) Claims pursuant to the terms and conditions of the federal law known as COBRA;

(iv) Claims for indemnity under the bylaws of the Company, as provided for by Delaware law or under any applicable insurance policy or indemnification agreement with respect to Employee’s liability as an employee, director or officer of the Company;

(v) Employee’s right to bring to the attention of the Equal Employment Opportunity Commission, the California Department of Fair Employment and Housing or any other federal, state or local government agency claims of discrimination, or from participating in an investigation or proceeding conducted by the Equal Employment Opportunity Commission or any other federal, state or local government agency; provided, however, that Employee does release his or her right to secure any damages for alleged discriminatory treatment;

(vi) Claims based on any right Employee may have to enforce the Company’s executory obligations under this Release or the Plan;

(vii) Claims Employee may have to vested or earned compensation and benefits; and

(viii) Employee’s right to communicate or cooperate with any government agency.

(b) EMPLOYEE ACKNOWLEDGES THAT he OR SHE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS HE OR SHE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

(c) Employee was provided with this Release on June 23, 2026. Employee acknowledges that Employee is entitled to have forty-five (45) days’ time in which to consider this Release. Employee further acknowledges that the Company has advised him or her that he or she is waiving his or her rights under the ADEA, and that Employee has the right to and should consult with an attorney of his or her choice before signing this Release, and Employee has had sufficient time to consider the terms of this Release. Employee represents and acknowledges that if Employee executes this Release before forty-five (45) days have elapsed, Employee does so knowingly, voluntarily, and upon the advice and with the approval of Employee’s legal counsel (if any), and that Employee voluntarily waives any remaining consideration period. The parties agree that any material or immaterial changes to this Release shall not extend the deadline for the occurrence of the effective date of this Release as provided in clause (f) below.

(d) Employee understands that after executing this Release, Employee has the right to revoke it within seven (7) days after his or her execution of it. Employee understands that this Release will not become effective and enforceable unless the seven (7) day revocation period passes and Employee does not revoke the Release in writing. Employee understands that this Release may not be revoked after the seven (7) day revocation period has passed. Employee also understands that any revocation of this Release must be made in writing and delivered to the Company at its principal place of business within the seven (7) day period.

(e) Employee understands that this Release shall become effective, irrevocable, and binding upon Employee on the eighth (8th) day after his or her execution of it, so long as Employee has not revoked it within the time period and in the manner specified in clause (d) above.

(f) Employee further understands that Employee will not be given any severance benefits under the Plan unless this Release is effective on or before the date that is fifty-five (55) days following the Termination Date. Employee further acknowledges that he or she may not sign this Release prior to the Termination Date.

(g) Employee understands that Attachment 1 to this Release is a list of the job titles and ages for all individuals in Employee’s decisional unit who have been selected for the program, as well as the job titles and ages of all individuals in Employee’s decisional unit who have not been selected for the program, as of the date the Company provided this Release to Employee.

3. Terminations; Resignations. Employee hereby confirms his or her termination from all offices, directorships and other positions, if any, then held with the Company or any of its affiliates, effective as of the Termination Date, and shall take all actions reasonably requested by the Company to effectuate the foregoing.

4. Employee Representations. Employee represents and warrants that:

(a) Employee has returned to the Company all Company documents (and all copies thereof) and other Company property that Employee had in his or her possession at any time, including but not limited to Company files, notes, drawings, records, business plans and forecasts, financial information, specification, computer-recorded information, tangible property (including, but not limited to, computers, laptops, pagers, etc.), credit cards, entry cards, identification badges and keys and any materials of any kind which contain or embody any proprietary or confidential information of Company (and all reproductions thereof). Employee understands that, even if Employee does not sign this Release, Employee is still bound by any and all confidential/proprietary/trade secret information, non-disclosure and inventions assignment agreement(s) signed by Employee in connection with his employment with Company pursuant to the terms of such agreement(s). Employee’s compliance with this Section 4 shall be a condition to receipt of any payments under the Plan;

(b) Employee is not owed wages, commissions, bonuses or other compensation, other than wages through the Termination Date of Employee’s employment and any accrued, unused vacation or paid time off earned through such date, other than as set forth in the Plan;

(c) During the course of Employee’s employment, Employee did not sustain any injuries for which Employee might be entitled to compensation pursuant to worker’s compensation law or Employee has disclosed any injuries of which Employee is currently, reasonably aware for which Employee might be entitled to compensation pursuant to worker’s compensation law; and

(d) Employee has not initiated any adversarial proceedings of any kind against the Company or its affiliates or, in their capacities as such, against any other person or entity released herein, nor will Employee do so in the future, except as required by applicable law.

5. Confirmation of Continuing Obligations. Employee hereby expressly reaffirms his or her continuing obligations under Section 7 of the Plan and any Restrictive Covenant Agreement (as defined in the Plan), and Employee acknowledges that such obligations shall survive his or her termination of employment.

6. No Assignment. Employee represents and warrants to the Company Releasees that there has been no assignment or other transfer of any interest in any Claim that Employee may have against the Company Releasees. Employee agrees to indemnify and hold harmless the Company Releasees from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any such assignment or transfer from Employee.

7. Severability. In the event any provision of this Release is found to be unenforceable by an arbitrator or court of competent jurisdiction, such provision shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that the parties shall receive the benefit contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory in the judgment of such arbitrator or court, the unenforceable provision shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.

8. Interpretation; Construction. The headings set forth in this Release are for convenience only and shall not be used in interpreting this Release. This Release has been drafted by legal counsel representing the Company, but Employee has participated in the negotiation of its terms. Furthermore, Employee acknowledges that Employee has had an opportunity to review and revise the Release and have it reviewed by legal counsel, if desired, and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Release. Either party’s failure to enforce any provision of this Release shall not in any way be construed as a waiver of any such provision, or prevent that party thereafter from enforcing each and every other provision of this Release.

9. Governing Law. This Release will be governed by and construed in accordance with the laws of the United States of America and the State of Colorado applicable to contracts made and to be performed wholly within such State, and without regard to the conflicts of laws principles thereof.

10. Entire Agreement; Amendment. This Release, the Employee’s Participation Agreement (as defined in the Plan), the Plan (and the other agreements referenced therein), and that certain Consulting Agreement, dated July 1, 2026, by and between the Company and Employee constitute the entire agreement of the parties in respect of the subject matter contained herein and therein and supersede all prior or simultaneous representations, discussions, negotiations and agreements, whether written or oral. This Release may be amended or modified only with the written consent of Employee and an authorized representative of the Company. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and a duly authorized officer or director of the Company.

11. Counterparts. This Release may be executed in counterparts, and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. Execution and delivery of this Release by exchange of facsimile copies bearing the facsimile signature of a party shall constitute a valid and binding execution and delivery of the Release by such party. Such facsimile copies shall constitute enforceable original documents.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed the foregoing on the dates shown below.

***EMPLOYEE SHALL NOT SIGN THE RELEASE PRIOR TO

THE TERMINATION DATE***

Employee BOUNDLESS BIO, Inc.

/s/ Robert Doebele By: /s/ Jessica Oien

Print Name: Robert Doebele Print Name: Jessica Oien

Title: Chief Legal Officer

Date: 7/1/2026 Date: 7/1/2026